Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Mark Lipparelli

(702) 584-7600

mlipparelli@ballytech.com

BALLY TECHNOLOGIES, INC. PROVIDES UPDATE ON FISCAL YEAR 2006 QUARTERLY REPORTING

LAS VEGAS, Mar. 31, 2006 — Bally Technologies, Inc. (NYSE: BYI) today announced that it continues to work diligently to finalize its Form 10-Q filings for the periods ending September 30, 2005 and December 31, 2005. Given the additional work by its advisors and the April 3 arrival of the Company’s new chief financial officer who will be required to certify the filings, the Company currently anticipates that the filings will be made in late April.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates and distributes advanced gaming devices, systems and technology solutions worldwide. Bally’s product line includes reel-spinning slot machines, video slots, wide-area progressives and Class II, lottery and central determination games and platforms. As the world’s No. 1 gaming systems company, Bally also offers an array of casino management, slot accounting, bonusing, cashless and table management solutions. The Company also owns and operates Rainbow Casino in Vicksburg, Miss. Additional information on the Company can be found at www.BallyTech.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and is subject to the safe harbor created thereby. Such information involves important risks and uncertainties that could significantly affect the results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. Future operating results may be adversely affected as a result of a number of risks that are detailed from time to time in the company’s filings with the Securities and Exchange Commission.

—BALLY TECHNOLOGIES, INC.—